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                                                                    EXHIBIT 23.4

                               CONSENT OF COUNSEL

    We hereby consent to the reference to our firm in this Amendment No. 1 to the Registration Statement (No. 333-85233) on Form S-4 of Marketing Services Group, Inc., dated October 13, 1999, under the caption "Legal Matters." In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Securities Act"), or the rules or regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or such rules and regulations.

/s/ CAMHY KARLINSKY & STEIN LLP

New York, New York
October 13, 1999